EXHIBIT 10.4
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
WARRANT TO PURCHASE STOCK
Company:            QUANTUM CORPORATION
a Delaware corporation
Number of Shares:        30,171 shares
Class of Stock:            Common Stock
Warrant Price:            $0.01 per share
Issue Date:            December 4, 2017
Expiration Date:            December 4, 2022

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, West Virginia Direct Lending LLC is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of QUANTUM CORPORATION (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in that certain Term Loan Credit and Security Agreement, dated as of October 21, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the financial institutions from time to time party thereto (collectively, the “Lenders”), the Holder, as Agent for the Lenders, and the other parties thereto.
ARTICLE 1
EXERCISE
1.1    Conditions to Exercise.
(a)    This Warrant shall be immediately exercisable for 18,103 shares of the Company’s Common Stock (subject to adjustment as provided herein) at any time until the Expiration Date.
(b)    In addition to the shares immediately exercisable under Section 1.1(a) (and subject to the last sentence of this Section 1.1(b)), if, and only if, both (i) EBITDA (as calculated in accordance with generally accepted accounting principles in the United States) of the Company and its Subsidiaries for the 12 month period ending on any of June 30, 2018, September 30, 2018, December 31, 2018 or March 31, 2019 is less than or equal to $30,000,000 and (ii) the Incremental Delayed Draw Term Loan has not been repaid in full in cash on or prior to March 31, 2019 (the “Additional Vesting Event”), then from March 31, 2019 through the Expiration Date, this Warrant shall be exercisable for an additional 12,069 shares of the Company’s Common Stock (subject to adjustment as provided herein) (such shares, the “Additional Shares”). Furthermore, the Additional Vesting Event shall be deemed to occur immediately prior to an Acquisition if (x) the Additional Vesting Event has not previously occurred and (y) such Acquisition is consummated on or after the date that is one year from the Second Amendment Effective Date but on or prior to March 31, 2019 (for the avoidance of doubt, if an Acquisition is consummated prior to (but not including) the date that is one year from the Second

Amendment Effective Date, then the Warrant will not be exercisable for the Additional Shares and the Warrant will expire as to the Additional Shares upon consummation of the Acquisition).
1.2    Method of Exercise. Holder may exercise any portion of this Warrant that is exercisable by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company. Unless Holder is exercising the cashless exercise right set forth in Section 1.3, Holder shall also deliver to the Company a check, wire transfer (to an account designated in writing by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.3    Cashless Exercise Right. In lieu of exercising this Warrant as specified in Section 1.2, Holder may from time to time, in its sole discretion, exercise this Warrant in whole or in part as to the portion of the Warrant that is exercisable and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise for the aggregate Warrant Price pursuant to Section 1.2, elect instead to receive upon such exercise the “net number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

X	=	Y (A – B)
A
Where:

X	=	The number of Shares to be issued to Holder
Y	=	The number of Shares being exercised under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one Share (at the date of such calculation)
B	=	The Warrant Price per share (as adjusted to the date of such calculation)

1.4    Calculation of FMV. For purposes of the calculation above, the fair market value of one Share shall be the average for the five trading days immediately prior to the date of determination thereof of the last reported sale price regular way on each such day, or, in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such day, in each case as quoted on the New York Stock Exchange, as reported by Bloomberg Markets, or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.
1.5    Delivery of Shares and New Warrant. Within two (2) business days after Holder exercises this Warrant in the manner set forth in Section 1.2 or Section 1.3 above, the Company shall deliver to Holder the Shares so acquired, provided that such Shares shall be deemed delivered upon the Company’s delivery of evidence of a book-entry or similar position through The Depository Trust & Closing Corporation or any other depository or similar functionary, credited to an account for the benefit of Holder. If this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired shall be issued to Holder.
1.6    Treatment of Warrant at Acquisition. In the event of an Acquisition, either (a) Holder shall exercise or convert this Warrant in full (or shall be deemed to so convert pursuant to the immediately following sentence) with respect to all remaining Shares for which the Warrant is then exercisable (including Shares deemed exercisable by virtue of the last sentence of Section 1.1(b)) and such exercise or conversion will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects in writing not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition and, unless the Company receives a notice in writing from Holder that it elects to have the unexercised portion of the Warrant expire, then the unexercised portion of the Warrant shall be deemed to be automatically exercised pursuant to Section 1.3 immediately prior to the Acquisition.
For purposes of this Warrant, “Acquisition” shall mean: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary or affiliate of the Company.
1.7    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall, within a reasonable period of time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
ARTICLE 2
ADJUSTMENTS TO THE SHARES AND NOTIFICATION OF CERTAIN EVENTS
2.1    Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value, calculated as provided in Section 1.4 above, of a full Share.
2.2    Adjustments. Subject to the expiration of this Warrant pursuant to Section 5.1, the number and kind of shares purchasable hereunder and the Warrant Price therefor are subject to adjustment from time to time, as follows:
2.2.1    Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than an Acquisition which is subject to the provisions of Section 1.6) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this

Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.
2.2.2    Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.
2.2.3    Subdivisions and Combinations. In the event that the outstanding shares of the Company’s Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Warrant Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Warrant Price shall be proportionately increased.
2.2.4    Notice of Adjustments. Upon any adjustment in accordance with this Section 2.2, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Warrant Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Warrant Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
2.3    Notification of Certain Events. Prior to the Expiration Date, in the event that the Company shall authorize:
2.3.1    the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 2.2.3, or (ii) any repurchases of the Company’s Common Stock), whether in cash, property, stock or other securities; or
2.3.2    the voluntary liquidation, dissolution or winding up of the Company, the Company shall send to the Holder at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause 2.3.1 or the expected effective date of any such other event specified in clause 2.3.2. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder.
ARTICLE 3
REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1    Representations and Warranties. The Company hereby represents and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.
3.2    Reservation of Stock. The Company hereby represents and warrants to Holder that sufficient shares of the Company’s Common Stock have been reserved and are available for issuance from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant, and such shares will remain available at all times until the date this Warrant has been exercised in full or, if earlier, the Expiration Date.
ARTICLE 4
INVESTMENT REPRESENTATIONS AND COVENANTS OF HOLDER
With respect to the acquisition of this Warrant and any of the Shares, Holder hereby represents and warrants to, and agrees with, the Company as follows:
4.1    Purchase Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder’s representation to the Company that this Warrant and the Shares will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.
4.2    Reliance upon Holder's Representations. Holder understands that this Warrant and the Shares are not registered under the Act on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.
4.3    Accredited Investor Status. Holder represents to the Company that Holder is an Accredited Investor (as defined in the Act).
4.4    Restricted Securities. Holder understands that this Warrant and the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.
4.5    Restrictions on Sale. Notwithstanding anything to the contrary contained herein, Holder agrees that Holder, together with its affiliates will not sell on any one trading day more than 50,000 Shares obtained from the exercise of the Warrant without the prior written consent of the Company.
ARTICLE 5
MISCELLANEOUS
5.1    Term; Exercise Upon Expiration. Subject to the terms of this Warrant, including Sections 1.1 and 1.6, this Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company agrees that Holder may terminate this Warrant, upon written notice to the Company, at any time in its sole discretion.
5.2    Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
5.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without (i) compliance with applicable federal and state securities laws by the transferor and the transferee, and (ii) if requested by Company, an opinion of counsel, reasonably satisfactory to Company, to the effect that such transfer or assignment is in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the restrictions in this Section 5.3.
5.4    Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant to its affiliates, and such affiliate shall then be entitled to all the rights and bound by all of the obligations of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises this Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder hereof and its respective permitted successors and assigns. Any transferee shall be bound by the obligations and restrictions of this Warrant as if such transferee was the original holder hereof.
5.5    Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service, fee prepaid, or on the first business day after transmission by electronic mail, at such address or electronic mail address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon the receipt of the executed Warrant, all notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:
West Virginia Direct Lending LLC
Attn: Mark Gertzof
227 West Monroe Street, Suite 3225
Chicago, IL 60606
E-mail: mark.gertzof@tcw.com

All notices to the Company shall be addressed as follows:
Quantum Corporation
Attn: Shawn Hall
224 Airport Parkway, Suite 550
San Jose, CA 95510
E-mail: shawn.hall@quantum.com

5.6    Amendments; Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

5.7    Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs reasonably incurred in such dispute, including reasonable and documented attorneys’ fees.
5.8    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.
5.9    Public Disclosure. The Company shall file a copy of this Warrant with the U.S. Securities and Exchange Commission (“SEC”), within the time periods required by applicable SEC rules and regulations, in order to comply with its obligations under federal securities laws.
5.10    Rights as a Stockholder. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.
5.11    Counterparts; Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

[signature on following page]

QUANTUM CORPORATION

By: /s/ Fuad Ahmad

Name: Fuad Ahmad

Title: CFO

Accepted and Agreed:

WEST VIRGINIA DIRECT LENDING LLC

By: /s/ Mark Gertzof

Name: Mark Gertzof

Title: Managing Director

[Signature Page to Warrant]

APPENDIX I
NOTICE OF EXERCISE
1.    The undersigned hereby elects to purchase          shares of the Common Stock of Quantum Corporation pursuant to the terms of the attached Warrant. In the event that this Warrant is not fully exercised and has not expired, the Company will issue to Holder a new warrant representing the Shares not acquired.
2.    Please issue said shares in the name of the undersigned or in such other name as is specified below:
[Holder]
Attn:
[Address]
[Address]
E-mail:

3.    The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

HOLDER, or
Assignee

(Signature)

(Name and Title)

(Date)